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                                                                      Exhibit 8

                                 PEABODY & BROWN
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               101 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1832
                                 (617) 345-1000
                               FAX: (617) 345-1300



                                                     May 8, 1997



Equis Financial Group
98 North Washington Street
Boston, MA 02114

Ladies and Gentlemen:

         We have acted as counsel to Equis Financial Group, a Massachusetts partnership ("EFG"), in connection with the offering of Class B Subordinated Interests (as hereinafter defined) in AFG Investment Trust D (the "Trust"), a Delaware business trust formed pursuant to a Declaration of Trust (the "Original Agreement") and a Certificate of Trust (the "Original Certificate") which has been filed with the Secretary of State of the State of Delaware (the "Filing Office").



         We have participated in the preparation and filing on February 12, 1997 of Registration Statement No. 333-21685 with the Securities and Exchange Commission on Form S-1, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on April 11, 1997 and Amendment No. 2 to the Registration Statement filed or to be filed with the Commission on or about the date hereof (as so amended, the "Registration Statement"), providing for the issuance of up to an aggregate of 3,142,083 units (the "Interests") of beneficiary interests (the "Class B Beneficiary Interests") in the Trust. Each purchaser of Class B Interests (a "Purchaser" or a "Class B Beneficiary") will become a Class B Beneficiary pursuant to the Second Amended and Restated Declaration of Trust of a Trust (the "Amended Trust Agreement"), the form of which is included as an Exhibit contained in Part II of the Registration Statement.



         We have examined the Amended Trust Agreement for the Trust, the Registration Statement and such other documents pertaining to the Trusts as we have deemed necessary or appropriate for purposes of rendering this opinion. Capitalized terms used and not otherwise defined herein have the respective meanings provided in Article II of the Amended Trust Agreement.
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Equis Financial Group
Page 2
May 8, 1997


         We are members of the Bar of the Commonwealth of Massachusetts and with respect to matters of Delaware law we have relied, without independent investigation, solely upon an opinion of Richards, Layton & Finger, a copy of which is attached as Exhibit A hereto.

         Based upon the foregoing, we are of the opinion that:

         1. The Trust has been duly created and is validly existing as a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801, et seq.) (the "Act").

         2. When issued and sold, the Class B Interests will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

         3. The Class B Beneficiaries, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Class B Beneficiaries may be obligated to make payments as set forth in the Amended Trust Agreement and described in the Prospectus under the heading "SUMMARY OF TRUST AGREEMENT--Liability of Beneficiaries."


         4. A summary of federal income tax consequences to the Class B Beneficiaries set forth under the heading "FEDERAL TAX CONSIDERATIONS" in the Prospectus has been reviewed by us and as to matters of law and legal conclusions is correct under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder and the existing interpretations thereof as of the date of this opinion, and we hereby confirm to you the opinions attributed therein to us. While the discussion under "FEDERAL TAX CONSIDERATIONS" covers issues upon which we are not rendering an opinion, on those issues upon which we are rendering an opinion, such opinion represents, subject to the limitations, assumptions and representations contained under "FEDERAL TAX CONSIDERATIONS" and to the accuracy of the facts set forth in the Registration Statement, our best judgment of the outcome of such issues if challenged and litigated. Our opinions are based upon present provisions of the Code, regulations promulgated thereunder and interpretations by the Internal Revenue Service (the "Service"), and judicial decisions, all of which are subject to change and may affect our opinions stated herein. It should be noted that the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Acts of 1989 and 1990 and the Omnibus Budget Reconciliation Act of 1993 effected significant amendments to the Code, and neither the Service nor the courts have interpreted many of the provisions thereof. In the absence of controlling precedent, there can be no assurance that the Service might not successfully contest in the courts any opinion expressed herein or in the Prospectus. No assurance can be given that future administrative and legislative changes, court decisions or Service interpretations will not significantly modify the statements and opinions expressed herein.

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Equis Financial Group
Page 3
May 8, 1997





         This opinion is furnished to you in connection with the Amendment No. 2 and may be relied upon by the Class A Beneficiaries and the Class B Beneficiaries. We hereby consent to the filing of this opinion as an exhibit to the Amendment No. 2.

                                                      Very truly yours,

                                                     /s/ Peabody & Brown

                                                         PEABODY & BROWN

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                                    EXHIBIT A

                            RICHARDS, LAYTON & FINGER
                                One Rodney Square
                                  P.O. Box 551
                           Wilmington, Delaware 19899
                            TELEPHONE (302) 658-6541
                            TELECOPIER (302) 658-6548


                                                           May 7, 1997


Peabody & Brown
101 Federal Street
Boston, MA 02110

         Re:  AFG Investment Trust D

Ladies and Gentlemen:

         We have acted as special Delaware counsel for AFG Investment Trust D, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

         I. The Certificate of Trust of the Trust, dated as of September 22, 1993 (the "Trust Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 22, 1993;

         II. The Declaration of Trust of the Trust, dated September 22, 1993, by and among AFG Assignor Corporation, as settlor, American Finance Group, as settlor, AFG ASIT Corporation, as trustee (the "Managing Trustee"), and Wilmington Trust Company, as trustee (the "Delaware Trustee");

         III. The Amended and Restated Declaration of Trust of the Trust, dated as of October 26, 1993, by and among the Managing Trustee and the Delaware Trustee, as trustees, and the Trust Beneficiaries (as defined therein);

         IV. The registration statement (the "Initial Registration Statement") on Form S-1 (Registration No. 333-21685), filed by the Trust with the Securities and Exchange Commission (the "SEC") on February 12, 1997, as amended by Pre-Effective Amendment
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Peabody & Brown
Page 2
May 7, 1997



No. 1 to the Initial Registration Statement filed with the SEC on April 11, 1997 ("Amendment No. 1") and Pre-Effective Amendment No. 2 to the Initial Registration Statement as proposed to be filed by the Trust on or about May 8, 1997 ("Amendment No. 2"), including a related preliminary prospectus (the "Prospectus"), relating to the Class B Subordinated Interests in the assets of the Trust (the "Class B Interests"), (the Initial Registration Statement, as amended by Amendment No. 1 and Amendment No. 2, is hereinafter referred to as the "Registration Statement");

         V. The Second Amended and Restated Declaration of Trust of the Trust, dated as of April 15, 1997 (the "Trust Agreement"), by and among the Managing Trustee and the Delaware Trustee, as trustees, and the Trust Beneficiaries (as defined therein); and

         VI. A Certificate of Good Standing for the Trust, dated May 7, 1997, obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Trust Certificate are in full force and effect and have not been amended and no amendment of the Trust Agreement or the Trust Certificate is pending or has been proposed, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment, in accordance with the Trust Agreement and the Registration Statement, by each Person to whom a Class B Interest is to be issued by the Trust (collectively, the "Class B Beneficiaries") for the Class B Interest acquired by it, (vii) that the Class B Interests are issued and sold to the Class B Beneficiaries in accordance with the Trust Agreement and the Registration Statement and (viii) that any amendment or

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Peabody & Brown
Page 3
April 11, 1997


restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq.

         2. When issued and sold, the Class B Interests will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

         3. The Class B Beneficiaries, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Class B Beneficiaries may be obligated to make payments as set forth in the Trust Agreement.

         We hereby consent to Peabody & Brown's relying as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it on the date hereof for the benefit of the Trust and the Class A Beneficiaries and the Class B Beneficiaries relating to the formation of the Trust and other matters. In addition, we consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                           Very truly yours,

                                           /s/ Richards, Layton & Finger

                                           RICHARDS, LAYTON & FINGER